UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 29, 2015, Jason GmbH (“Purchaser”), a subsidiary of Jason Industries, Inc. (the “Company”), and CMP German Opportunity Fund II (SCA) SICAR (“Seller”) completed a transaction (the “Acquisition”) whereby Purchaser acquired all of the outstanding shares of DRONCO GmbH (“DRONCO”). The Acquisition was consummated pursuant to a Notarial Deed, dated as of May 29, 2015, by and among Purchaser, Seller and the notary. The terms of the Acquisition were set forth in a Share Purchase Agreement, dated as of May 29, 2015, by and between Purchaser and Seller (the “Purchase Agreement”). DRONCO manufactures and sells cutting, grinding and abrasive discs, diamond tools, ceramic abrasives, sandpapers and technical brushes.

Purchaser paid cash consideration of $34.5 million and, pursuant to the transaction, assumed certain liabilities. The Purchase Agreement includes customary representations, warranties and covenants of Purchaser and Seller. The Seller has agreed to set aside 1.0 million Euro of the transaction consideration for one year after closing (or such longer period as such funds are subject to a pending indemnification claim) to support the Seller’s post-closing indemnification obligations.

The foregoing description of the Notarial Deed and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Notarial Deed and the Purchase Agreement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, hereto and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On June 1, 2015, the Company issued a press release (the “Press Release”) and an investor presentation (the “Investor Presentation”) announcing the Acquisition. In the Press Release, the Company issued revised Fiscal 2015 Revenue and Adjusted EBITDA outlook. A copy of the Press Release and the Investor Presentation are being furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

2.1	Notarial Deed, dated as of May 29, 2015, by and among Jason GmbH, CMP German Opportunity Fund II (SCA) SICAR and Dr. Markus Lieck, as notary.

2.2	Share Purchase Agreement, dated as of May 29, 2015, by and between Jason GmbH and CMP German Opportunity Fund II (SCA) SICAR.*

99.1	Press Release dated June 1, 2015.

99.2	Investor Presentation.

* The disclosure schedules and exhibits to the Share Purchase Agreement are not being filed herewith. Jason Industries, Inc. agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Sarah C. Sutton
Name:    Sarah C. Sutton
Title:    Chief Financial Officer

Date: June 1, 2015

EXHIBIT INDEX

Exhibit No.     Description

2.1	Notarial Deed, dated as of May 29, 2015, by and among Jason GmbH, CMP German Opportunity Fund II (SCA) SICAR and Dr. Markus Lieck, as notary.

2.2	Share Purchase Agreement, dated as of May 29, 2015, by and between Jason GmbH and CMP German Opportunity Fund II (SCA) SICAR.*

99.1	Press Release dated June 1, 2015.

99.2	Investor Presentation.

* The disclosure schedules and exhibits to the Share Purchase Agreement are not being filed herewith. Jason Industries, Inc. agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.